PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 11, 2003)         REGISTRATION NO. 333-37980



                           [HOLDERS MARKET 2000+ LOGO]




                        1,000,000,000 Depositary Receipts
                         Market 2000+ HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 11, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Market 2000+ HOLDRS (SM) Trust.

         The share amounts specified in the table on pages 9 and 10 of the base prospectus shall be replaced with the following:

                                                                                                   Primary
                                                                                     Share         Trading
                              Name of Company                         Ticker        Amounts         Market
                              ---------------                         ------        -------         ------
           Agere Systems Inc. Class A                                 AGR.A        0.043117         NYSE
           Agere Systems Inc. Class B                                 AGR.B        1.058252         NYSE
           American International Group, Inc.                          AIG             2            NYSE
           Astrazeneca p.l.c. *                                        AZN             4            NYSE
           AT&T Corp.                                                   T             1.2           NYSE
           AT&T Wireless Services, Inc.                                AWE          1.9308          NYSE
           AVAYA Inc.                                                   AV          0.3333          NYSE
           BellSouth Corporation                                       BLS             5            NYSE
           BP p.l.c. *                                                  BP             3            NYSE
           Bristol-Myers Squibb Company                                BMY             3            NYSE
           BT Group p.l.c.                                             BTY             2            NYSE
           Cisco Systems, Inc.                                         CSCO            3           NASDAQ
           Citigroup Inc.                                               C              3            NYSE
           Comcast Corporation                                         CMSA          1.941         NASDAQ
           The Coca-Cola Company                                        KO             3            NYSE
           Dell Inc.                                                   DELL            5           NASDAQ
           Deutsche Telekom AG *                                        DT             5            NYSE
           Eli Lilly and Company                                       LLY             2            NYSE
           EMC Corporation                                             EMC             2            NYSE
           Exxon Mobil Corporation                                     XOM             4            NYSE
           France Telecom *                                            FTE             2            NYSE
           General Electric Company                                     GE             3            NYSE
           GlaxoSmithKline p.1.c.                                      GSK             3            NYSE
           Hewlett-Packard Company                                     HPQ             4            NYSE
           Home Depot, Inc.                                             HD             4            NYSE
           Intel Corporation                                           INTC            2           NASDAQ
           International Business Machines Corporation                 IBM             2            NYSE
           JDS Uniphase Corporation                                    JDSU            2           NASDAQ
           Johnson & Johnson                                           JNJ             4            NYSE
           LM Ericsson Telephone Company *                            ERICY           0.9          NASDAQ
           Lucent Technologies Inc.                                     LU             4            NYSE
           McDATA Corporation                                         MCDTA         0.07361        NASDAQ
           Medco Health Solutions                                      MHS          0.3618          NYSE
           Merck & Co., Inc.                                           MRK             3            NYSE
           Microsoft Corporation                                       MSFT            6           NASDAQ
           mmO2 p.l.c.                                                 OOM             2            NYSE
           Morgan Stanley Dean Witter & Co.                            MWD             2            NYSE

                                                                                      (continued on following page)


                                                                                                   Primary
                                                                                     Share         Trading
                              Name of Company                         Ticker        Amounts         Market
                              ---------------                         ------        -------         ------
           Nippon Telegraph and Telephone Corporation *                NTT             3            NYSE
           Nokia Corp. *                                               NOK             4            NYSE
           Nortel Networks Corporation                                  NT             2            NYSE
           Novartis AG *                                               NVS             5            NYSE
           Oracle Corporation                                          ORCL            4           NASDAQ
           Pfizer Inc.                                                 PFE             4            NYSE
           Qwest Communications International Inc.                      Q              4            NYSE
           Royal Dutch Petroleum Company  *                             RD             3            NYSE
           SBC Communications Inc.                                     SBC             4            NYSE
           Sony Corporation *                                          SNE             2            NYSE
           Sun Microsystems, Inc.                                      SUNW            4           NASDAQ
           Syngenta AG                                                 SYT          1.03860         NYSE
           Texas Instruments Incorporated                              TXN             3            NYSE
           Time Warner Inc.                                            AOL             6            NYSE
           Total Fina Elf S.A. *                                       TOT             2            NYSE
           Toyota Motor Corporation *                                   TM             2            NYSE
           Travelers Property Casualty Corp Class A                    TAPa        0.1296129        NYSE
           Travelers Property Casualty Corp Class B                    TAPb        0.2662968        NYSE
           Verizon Communications                                       VZ             4            NYSE
           Viacom Inc.-Ci B                                           VIA.B            3            NYSE
           Vodafone Airtouch p.l.c. *                                  VOD             5            NYSE
           Wal-Mart Stores Inc.                                        WMT             4            NYSE
           Zimmer Holdings, Inc.                                       ZMH            0.3           NYSE

           ------------------------------------------
           * The securities of these non-U.S. companies trade in the United States as American Depositary Receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional information relating to an investment in a non-U.S. company.

              The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2003.